EXHIBIT 1.1

EXECUTION COPY

DARDEN RESTAURANTS, INC.

(a Florida corporation)

UNDERWRITING AGREEMENT

October 10, 2007

-i-

(continued)

-ii-

DARDEN RESTAURANTS, INC.

(a Florida corporation)

Debt Securities

UNDERWRITING AGREEMENT

October 10, 2007

Banc of America Securities LLC

Hearst Tower

214 North Tryon Street

Charlotte, North Carolina 28255

As Representative of the several Underwriters

Ladies and Gentlemen:

Darden Restaurants, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several underwriters named in EXHIBIT A hereto (the “Underwriters”) $350,000,000 aggregate principal amount of the Company’s 5.625% Senior Notes due 2012 (the “2012 Notes”), $500,000,000 aggregate principal amount of the Company’s 6.200% Senior Notes due 2017 (the “2017 Notes”) and $300,000,000 aggregate principal amount of the Company’s 6.800% Senior Notes due 2037 (the “2037 Notes” and, together with the 2012 Notes and the 2017 Notes, the “Debt Securities”). Banc of America Securities LLC (the “Representative”) shall be designated and will act as representative of the several Underwriters in connection with the offering and sale of the Debt Securities.

To the extent there are no additional Underwriters listed on EXHIBIT A other than you, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean you.

The Debt Securities will be issued under an indenture, dated as of January 1, 1996 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (as successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Trustee”).

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section 2(b) (in each case, a “Representation Date”), as follows:

(i) REGISTRATION STATEMENT; PROSPECTUS. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”). The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-146582, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Debt Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act (the “Rule 430B Information”) or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) is called the “Registration Statement.” Such registration statement (as so amended, if applicable) has become effective with the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “1939 Act”). At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the 1939 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, the representations and warranties in the preceding two sentences shall not apply to the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”) nor shall the representations and warranties in the preceding sentence apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 6 hereof. Any preliminary prospectus supplement to the Base Prospectus that describes the Debt Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Debt Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Underwriting Agreement is executed and delivered by the parties hereto (the “Execution Time”). At the date of the Prospectus and at the Closing Time (as defined herein), the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in the preceding sentence shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 6 hereof. Each preliminary prospectus and the Prospectus complied when filed pursuant to Rule 424(b) under the Securities Act in all material respects with the Securities Act and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Debt Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

For purposes of this Agreement, all references to (i) the Indenture shall be deemed to include, as applicable, any indenture supplemental thereto, and (ii) the financial statements and schedules and other information which is “contained,” “included,” “referred to” or “stated” (or other references of like import) in the Registration Statement, the Disclosure Package (as defined below), the Prospectus or any preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or such preliminary prospectus, as the case may be.

(ii) DISCLOSURE PACKAGE. The term “Disclosure Package” shall mean (i) the preliminary prospectus most recently available prior to the Applicable Time, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in EXHIBIT B hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 4:00 pm (Eastern time) on the date of this Underwriting Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 6 hereof.

(iii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement, the Disclosure Package and the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, as of the Applicable Time, at the date of the Prospectus and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) COMPANY IS WELL-KNOWN SEASONED ISSUER. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Debt Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(v) COMPANY NOT INELIGIBLE ISSUER. (A) At the earliest time after the filing of the Registration Statement relating to the Debt Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (B) at the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(vi) ISSUER FREE WRITING PROSPECTUS. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Debt Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representative consists of the information described as such in Section 6 hereof.

(vii) DISTRIBUTION OF OFFERING MATERIAL BY THE COMPANY. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Debt Securities, any offering material in connection with the offering and sale of the Debt Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in EXHIBIT B hereto or the Registration Statement.

(viii) INDEPENDENT ACCOUNTANTS. The accountants who expressed their opinion with respect to the financial statements and supporting schedules thereto and management’s assessment of the effectiveness of internal control over financial reporting included in the Registration Statement, the Disclosure Package and the Prospectus were at each time such opinion was issued, independent registered public accountants with respect to the Company and RARE Hospitality International, Inc., a Georgia corporation (“RARE”), as required by the Exchange Act, the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

(ix) FINANCIAL STATEMENTS. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Disclosure Package and the Prospectus. To the knowledge of the Company, the financial statements of RARE and its consolidated subsidiaries included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of RARE and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of RARE and its consolidated subsidiaries for the periods specified. To the knowledge of the Company, such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. To the knowledge of the Company, the supporting schedules of RARE, if any, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. To the knowledge of the Company, the selected financial data of RARE included in the Registration Statement, the Disclosure Package and the Prospectus, presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of RARE included in the Registration Statement, the Disclosure Package and the Prospectus. In addition, the unaudited pro forma combined condensed financial information of the Company and RARE and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(x) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, assets, properties, operations, or business, or to the knowledge of the Company in the business prospects, of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s common stock or preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Florida and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(xii) GOOD STANDING OF SUBSIDIARIES. Each material subsidiary (as set forth on Annex I hereto, each a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) of the Company has been duly formed and is validly existing as a legal entity in good standing under the laws of its jurisdiction of formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of, or equity interest in, as applicable, each such Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through Material Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of, or equity interest in, as applicable, any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

(xiii) CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of the Company is, to the extent set forth in the Disclosure Package and the Prospectus in the section entitled “Capitalization” as of August 26, 2007, as set forth in the column entitled “Actual” under such section (except for subsequent issuances or repurchases thereof, if any, (A) contemplated under this Underwriting Agreement, (B) pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the Disclosure Package, (C) pursuant to the exercise of convertible securities or options referred to in the Prospectus and the Disclosure Package or (D) which are not in excess of 3 percent of the Company’s outstanding common stock, in the aggregate). The shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non assessable; and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(xiv) AUTHORIZATION OF THIS UNDERWRITING AGREEMENT. This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(xv) AUTHORIZATION OF DEBT SECURITIES. The Debt Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. Such Debt Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Such Debt Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

(xvi) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(xvii) DESCRIPTION OF THE DEBT SECURITIES AND INDENTURE. The Debt Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xviii) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Material Subsidiaries is in violation of its charter, by-laws, memorandum of association or other organizational document, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Material Subsidiary is subject (collectively, “Agreements and Instruments”), except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries, for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and the Indenture, and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described under the caption “Use of Proceeds” in the Prospectus relating to such Debt Securities) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, property or operations of the Company or any of its Material Subsidiaries pursuant to, any Agreements and Instruments nor will such action result in any violation of the provisions of the charter, by laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company (collectively, “Relevant Laws”) or any of its Material Subsidiaries or any of their assets, properties or operations except, in each case other than with respect to the charter, by-laws, memorandum of association or other organizational document, as applicable, of the Company or any of its Material Subsidiaries or Relevant Laws, for such conflicts, breaches, defaults, Repayment Events, liens, charges, encumbrances, or violations that would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Material Subsidiaries.

(xix) ABSENCE OF PROCEEDINGS. There is not an action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against the Company or any of its Material Subsidiaries which is required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under this Underwriting Agreement or the Indenture or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Material Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the Disclosure Package or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xx) COMPLIANCE WITH STATE LAW. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statues.

(xxi) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus, the Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement or in connection with the transactions contemplated under this Underwriting Agreement or any applicable Indenture, except such as have been already made or obtained or as may be required under state securities laws.

(xxiii) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Material Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to possess or acquire would not, singly or in the aggregate result in the Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Material Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv) POSSESSION OF LICENSES AND PERMITS. The Company and its Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and the Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxv) TITLE TO PROPERTY. The Company and its Material Subsidiaries have good and marketable title to all real property owned by the Company and its Material Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus or (B) those which do not materially affect the value of the property of the Company in the aggregate and do not interfere with the use made and proposed to be made of the property by the Company or any of its Material Subsidiaries. All of the leases and subleases of the Company and its Material Subsidiaries, and under which the Company or any of its Material Subsidiaries holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any of its Material Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Material Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Material Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except where the failure of such leases and subleases to be in full force and effect or such claim, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxvi) ENVIRONMENTAL LAWS. Except as otherwise stated in the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Material Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Material Subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Material Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxvii) REGISTRATION RIGHTS. There are no holders of securities (debt or equity) of the Company or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who have the right to request the Company to register securities held by them under the Securities Act, other than holders who have waived or will not have such rights for a specified period to be agreed upon among the Company and the Underwriters, and have waived their rights with respect to the inclusion of their securities in the Registration Statement.

(xxviii) INTERNAL CONTROLS AND PROCEDURES. The Company maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurances, in all material respects that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxix) NO MATERIAL WEAKNESS IN INTERNAL CONTROLS. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) except as disclosed in the following sentence, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. On October 1, 2007, the Company acquired RARE which maintains its own system of internal controls over financial reporting that differs in certain respects from the system of internal controls maintained by the Company. Except as disclosed in the Disclosure Package and the Prospectus, since the end of RARE’s most recent audited fiscal year, RARE has not reported that there has been, and the Company has no knowledge that there has been (x) any material weakness in RARE’s internal control over financial reporting (whether or not remediated) or (y) any change in RARE’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, RARE’s internal control over financial reporting; provided, however, that no representation is made that changes in the Company’s or RARE’s internal controls will not be made in the future as a result of RARE’s becoming a wholly-owned subsidiary of the Company.

(xxx) COMPLIANCE WITH APPLICABLE LAW. The Company has complied in all respects with all federal, state, local, foreign and similar statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments and decrees applicable to the Company or any of its Material Subsidiaries or to any of the Company’s or its Material Subsidiary’s properties or assets, or with respect to any of the Company’s or its Material Subsidiary’s officers, directors, employees or agents in their capacity as such (collectively, “Applicable Laws”), except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its Material Subsidiaries has received any written notice or other written communication from any Governmental Authority or arbitrator regarding any violation by the Company of, or a failure on the part of the Company to comply with, any Applicable Laws, other than any such violation or failure to comply which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

(xxxi) TAX RETURNS. The Company has filed all material Tax Returns required to be filed by it in any jurisdiction, and all material Taxes for which the Company is directly or indirectly liable, or to which any of its properties or assets are subject, have been filed other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. All such Tax Returns are complete and accurate in all material respects. There is no material proposed Tax assessment against the Company and, to the best knowledge of the Company, there is no basis for any such assessment, except for contested claims. All references in this subsection 1(a)(xxxi) to the Company shall include any Affiliated Group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended, or any similar provision of any law), and any partnership or limited liability company in which the Company is a member or partner. “Taxes” means all taxes of any kind or nature, assessments and governmental charges, including interest and penalties (whether or not actually shown on any Tax Return) imposed by any government authority. “Tax Returns” means all reports, returns or other information required to be supplied to a government authority with respect to Taxes.

(xxxii) INSURANCE. Each of the Company and its Material Subsidiaries is insured (including in each case self-insurance and reinsurance) by insurers of recognized financial responsibility against such losses and risks and in such amounts and covering such risks as management reasonably believes are prudent and customary in the businesses in which it is engaged and all such insurance is in full force and effect; neither the Company nor any of its Material Subsidiaries has within the last 3 years been refused any insurance coverage sought or applied for; and neither the Company nor any of its Material Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; except in the case of each of the foregoing as would not have a Material Adverse Effect.

(xxxiii) COMPANY NOT AN “INVESTMENT COMPANY.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after giving effect to the offering, the sale of the Debt Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act.

(xxxiv) SARBANES-OXLEY. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and, to the Company’s knowledge, the Company’s directors and officers, in their capacities as such, are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002.

(b) OFFICER’S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Debt Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

(c) REPRESENTATIONS BY THE UNDERWRITERS. Each Underwriter represents and agrees:

(i) MEMBER STATES. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of the Debt Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Debt Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Debt Securities to the public in that Relevant Member State at any time:

(x) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(y) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(z) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 1(c)(i), the expression an “offer of Debt Securities to the public” in relation to any Debt Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debt Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Debt Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(ii) UNITED KINGDOM.

(x) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Debt Securities in circumstances in which Section 21(1) of the FSMA would not, if the Company was not an authorized person, apply to the Company; and

(y) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debt Securities in, from or otherwise involving the United Kingdom.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a) DEBT SECURITIES. Subject to the terms and conditions and in reliance upon the representations and warranties herein contained, the Company agrees to sell to the several Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amounts of Debt Securities set forth opposite their names in EXHIBIT A hereto at a purchase price of (i) 99.099% of the principal amount of the 2012 Notes, in the case of the 2012 Notes, (ii) 99.188% of the principal amount of the 2017 Notes, in the case of the 2017 Notes and (iii) 98.303% of the principal amount of the 2037 Notes, in the case of the 2037 Notes.

(b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Debt Securities shall be made at the offices of McGuireWoods LLP, Charlotte, North Carolina, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on October 16, 2007 (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Debt Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Debt Securities which it has severally agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Debt Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) DENOMINATIONS; REGISTRATION. The Debt Securities shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Time. The Debt Securities will be made available for examination and packaging by the Representative in Charlotte, North Carolina, or at such other place as shall be agreed upon by the Representative and the Company, not later than 9:00 A.M. (Eastern time) on the business day prior to the Closing Time.

(d) NO ADVISORY OR FIDUCIARY RESPONSIBILITY. The Company acknowledges and agrees that: (i) the purchase and sale of the Debt Securities pursuant to this Underwriting Agreement, including the determination of the public offering price of the Debt Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Underwriting Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Underwriting Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter of this Section 2(d).

SECTION 3. COVENANTS OF THE COMPANY.

The Company covenants with the Representative and with each Underwriter participating in the offering of Debt Securities, as follows:

(a) REPRESENTATIVE’S REVIEW OF PROPOSED AMENDMENTS AND SUPPLEMENTS. During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative and its counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representative or its counsel reasonably objects.

(b) AMENDMENTS AND SUPPLEMENTS TO THE REGISTRATION STATEMENT, PROSPECTUS AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Debt Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or its counsel it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and Section 3(d) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared or to become effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances existing at the time the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c) FINAL TERM SHEET. The Company will prepare a final term sheet containing only a description of the Debt Securities, in a form approved by the Representative and attached as EXHIBIT C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement.

(d) PERMITTED FREE WRITING PROSPECTUSES. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Debt Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the free writing prospectuses included in EXHIBIT B hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Debt Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Debt Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(c); provided, that each Underwriter severally covenants with the Company not to take any action without the Company’s prior consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(e) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Debt Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(f) [Intentionally omitted.]

(g) NOTICE OF INABILITY TO USE AUTOMATIC SHELF REGISTRATION STATEMENT FORM. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Debt Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. During the Prospectus Delivery Period, the Company will take all other action necessary or appropriate to permit the public offering and sale of the Debt Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h) FILING FEES. The Company agrees to pay the required Commission filing fees relating to the Debt Securities within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(i) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. Copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

(j) DELIVERY OF PROSPECTUSES. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except for format and other variations permitted or required by Regulation S-T.

(k) BLUE SKY QUALIFICATIONS. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Debt Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Debt Securities, up to one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(l) EARNINGS STATEMENT. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(m) REPORTS TO SECURITYHOLDERS. Through its fiscal year ending in 2008, the Company will deliver to the Representative copies of all reports or other communications (financial or otherwise) made generally to securityholders of the Company.

(n) RESTRICTION ON SALE OF DEBT SECURITIES. Between the date of this Underwriting Agreement and the Closing Time, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any debt securities registered under the Securities Act or eligible for trading pursuant to Rule 144A, issued or guaranteed by the Company.

(o) REPORTING REQUIREMENTS. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

SECTION 4. (a) PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Debt Securities, (iii) the preparation, issuance and delivery of the Debt Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Debt Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustees and their respective counsel, (v) the qualification of the Debt Securities under state securities laws in accordance with the provisions of Section 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any Legal Investment Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Debt Securities, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Debt Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Debt Securities and (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in the bylaws of the NASD), if applicable. It is understood, however, that except as provided in this Section 4, and in Sections 6 and 7 hereof, the Underwriters will be responsible for all their own costs and expenses, including the fees of their counsel, any transfer taxes on the Debt Securities upon resale by them and all other expenses incurred by them in connection with any offering of the Debt Securities made by the Underwriters.

(b) TERMINATION OF AGREEMENT. If this Underwriting Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Sections 9(a)(i) or 9(a)(iii)(with respect to the Company’s securities) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses reasonably incurred by the Underwriters in connection with preparations for the purchase, sale and delivery of Debt Securities pursuant to this Underwriting Agreement, including the reasonable fees and disbursements of counsel for the Underwriters, but the Company shall then be under no further liability to any Underwriter with respect to such Debt Securities except as provided in Sections 4(a), 6 and 7 hereof.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Debt Securities pursuant to this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDER. For the period from and after the Execution Time and prior to the Closing Date:

(i) the Company shall have filed any preliminary prospectus and the Prospectus with the Commission (including the Rule 430B Information) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii) the Company shall have filed with the Commission any Issuer Free Writing Prospectus and any other issuer information to the extent and within the time periods required by Rule 433 under the Securities Act; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form.

(b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Dorsey & Whitney LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in EXHIBIT D-1 hereto. In rendering such opinion Dorsey & Whitney LLP may rely as to matters involving the application of the laws of the State of Florida, to the extent it deems it proper and to the extent specified in such opinion, upon the opinion of McGuireWoods LLP. In addition, at Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Douglas E. Wentz, Senior Associate

General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in EXHIBIT D-2 hereto.

(c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of McGuireWoods LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in clauses (1), (2), (3), (4), (5), (6), (7) (solely as to the information in the Disclosure Package and the Prospectus under “Description of Notes” and “Description of Debt Securities,” or any caption purporting to describe any such Debt Securities), (12), (13) and the penultimate paragraph of EXHIBIT D-1 hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the State of Florida and the federal laws of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) OFFICERS’ CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package, a Material Adverse Effect, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened by the Commission.

(e) ACCOUNTANT’S COMFORT LETTER. At the time of the execution of this Underwriting Agreement, the Representative shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and to such further effect as the Representative may reasonably request.

(f) BRING DOWN COMFORT LETTER. At the Closing Time, the Representative shall have received from KPMG LLP (and, if necessary, any other independent registered public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) RATINGS. At Closing Time, the Debt Securities shall have the ratings accorded as of the date of this Underwriting Agreement to the Company’s outstanding senior debt securities by any “nationally recognized statistical rating organization,” as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and the Company shall have delivered to the Representative a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representative, confirming that the Debt Securities have such rating. Since the Execution Time, there shall not have occurred a downgrading in the rating assigned to the Debt Securities or any of the Company’s other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Debt Securities or any of the Company’s other securities.

(h) NO OBJECTION. If the Registration Statement or an offering of Debt Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Debt Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Debt Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j) TERMINATION OF AGREEMENT. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

SECTION 6. INDEMNIFICATION.

(a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the following locations under the caption “Underwriting” in the preliminary prospectus and the Prospectus: (i) the information in the first two sentences in the second paragraph after the table showing the principal amount of Debt Securities being purchased by each Underwriter (the “Allocation Table”), (ii) the information in the first clause of the third sentence in the sixth paragraph after the Allocation Table and (iii) the information in the seventh paragraph after the Allocation Table with the exception of the second clause in the penultimate sentence of that paragraph.

(c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest in the reasonable judgment of the indemnified party, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Debt Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Debt Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Debt Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Debt Securities as set forth on such cover.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number or aggregate principal amount, as the case may be, of Debt Securities set forth opposite their respective names in EXHIBIT A hereto and not joint.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Debt Securities.

SECTION 9. TERMINATION.

(a) TERMINATION. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Disclosure Package, a Material Adverse Effect, or (ii) there has occurred, since the Execution Time, any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or any national securities exchange or quotation system on which the Company’s common stock is listed or quoted, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of such exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by Federal, New York or North Carolina authorities, or (v) there has occurred a material disruption in commercial banking or securities settlement or clearance services, or (vi) there is any downgrading in the rating accorded the Debt Securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act or if any such rating organization shall have publicly announced that it has placed any of such Debt Securities on what is commonly termed a “watch list” for possible downgrading.

(b) LIABILITIES. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Debt Securities which it or they are obligated to purchase under this Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24 hour period, then:

(a) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Debt Securities to be purchased on such date pursuant to this Underwriting Agreement, the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Underwriting Agreement bear to the underwriting obligations of all non defaulting Underwriters, or

(b) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Debt Securities to be purchased on such date pursuant to this Underwriting Agreement, this Underwriting Agreement shall terminate without liability on the part of any non defaulting Underwriter or on the part of the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 4 and the indemnification and contribution provisions in Sections 6 and 7 hereof.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative at Banc of America Securities LLC, 40 West 57th Street, NY1-040-27-03, New York, New York 10019, attention of High Grade Transaction Management/Legal; notices to the Company shall be directed to the Company at 5900 Lake Ellenor Drive, Orlando, Florida 32809, attention of Senior Vice President, General Counsel and Secretary.

SECTION 12. PARTIES. This Underwriting Agreement shall each inure to the benefit of and be binding upon the Company, the Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Debt Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Representative and the Company in accordance with its terms.

Very truly yours,

DARDEN RESTAURANTS, INC.

By:	/s/ William R. White, III
Name:	William R. White, III
Title:	Senior Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC
As Representative of the several Underwriters

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Authorized Signatory

[Signature Page to Underwriting Agreement]

EXHIBIT A

	Aggregate Principal Amount of 2012 Notes to be Purchased	Aggregate Principal Amount of 2017 Notes to be Purchased	Aggregate Principal Amount of 2037 Notes to be Purchased

Banc of America Securities LLC	$290,671,000	$415,245,000	$249,147,000

Wachovia Capital Markets, LLC	$10,369,000	$14,812,000	$8,887,000

SunTrust Robinson Humphrey, Inc.	$12,688,000	$18,125,000	$10,875,000

Wells Fargo Securities, LLC	$7,955,000	$11,364,000	$6,818,000

Comerica Securities, Inc.	$4,773,000	$6,818,000	$4,091,000

Fifth Third Securities, Inc.	$4,772,000	$6,818,000	$4,091,000

Piper Jaffray & Co.	$4,772,000	$6,818,000	$4,091,000

Lehman Brothers Inc.	$3,500,000	$5,000,000	$3,000,000

Mizuho Securities USA Inc.	$3,500,000	$5,000,000	$3,000,000

Utendahl Capital Partners, L.P.	$3,500,000	$5,000,000	$3,000,000

The Williams Capital Group, L.P.	$3,500,000	$5,000,000	$3,000,000

A-1

EXHIBIT B

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated October 10, 2007 (attached as Exhibit C hereto)

EXHIBIT C

DARDEN RESTAURANTS, INC.

FINAL TERM SHEET

Dated: October 10, 2007

5.625 % Senior Notes due 2012
Issuer:	Darden Restaurants, Inc.

Size:	$350,000,000

Maturity:	October 15, 2012

Coupon (Interest Rate):	5.625%

Yield to Maturity:	5.695%

Spread to Benchmark Treasury:	+133 basis points

Benchmark Treasury:	4.25% due September 30, 2012

Benchmark Treasury Price and Yield:	99-15 3/4; 4.365%

Interest Payment Dates:	April 15 and October 15, beginning April 15, 2008

Redemption Provisions:	In whole or in part, at any time, at the Issuer’s option, at the greater of (i) 100% of principal amount or (ii) discounted present value at the Treasury Rate plus 20 basis points

Price to Public:	99.699%

Settlement:	We expect to deliver the notes against payment for the notes on October 16, 2007, which will be the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, (referred to as T+3) unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle to prevent a failed settlement.

Sole Book-Running Manager:	Banc of America Securities LLC

CUSIP:	237194AF2

Ratings:	Baa3 by Moody’s Investors Service, Inc., BBB+ by Standard & Poor’s Ratings Services and BBB by Fitch Ratings

6.200% Senior Notes due 2017
Issuer:	Darden Restaurants, Inc.

Size:	$500,000,000

Maturity:	October 15, 2017

Coupon (Interest Rate):	6.200%

Yield to Maturity:	6.222%

Spread to Benchmark Treasury:	+158 basis points

Benchmark Treasury:	4.75% due August 15, 2017

Benchmark Treasury Price and Yield:	100-27; 4.642%

Interest Payment Dates:	April 15 and October 15, beginning April 15, 2008

Redemption Provisions:	In whole or in part, at any time, at the Issuer’s option, at the greater of (i) 100% of principal amount or (ii) discounted present value at the Treasury Rate plus 25 basis points

Price to Public:	99.838%

Settlement:	We expect to deliver the notes against payment for the notes on October 16, 2007, which will be the fourth business day following the date of the pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, (referred to as T+3) unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle to prevent a failed settlement.

Sole Book-Running Manager:	Banc of America Securities LLC

CUSIP:	237194AG0

Ratings:	Baa3 by Moody’s Investors Service, Inc., BBB+ by Standard & Poor’s Ratings Services and BBB by Fitch Ratings

6.800% Senior Notes due 2037
Issuer:	Darden Restaurants, Inc.

Size:	$300,000,000

Maturity:	October 15, 2037

Coupon (Interest Rate):	6.800%

Yield to Maturity:	6.865%

Spread to Benchmark Treasury:	+200 basis points

Benchmark Treasury:	4.75% due February 15, 2037

Benchmark Treasury Price and Yield:	98-06+; 4.865%

Interest Payment Dates:	April 15 and October 15, beginning April 15, 2008

Redemption Provisions:	In whole or in part, at any time, at the Issuer’s option, at the greater of (i) 100% of principal amount or (ii) discounted present value at the Treasury Rate plus 35 basis points

Price to Public:	99.178%

Settlement:	We expect to deliver the notes against payment for the notes on October 16, 2007, which will be the fourth business day following the date of the pricing of the notes. Under Rule

15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, (referred to as T+3) unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle to prevent a failed settlement.

Sole Book-Running Manager:	Banc of America Securities LLC

CUSIP:	237194AH8

Ratings:	Baa3 by Moody’s Investors Service, Inc., BBB+ by Standard & Poor’s Ratings Services and BBB by Fitch Ratings

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com.

EXHIBIT D-1

FORM OF OPINION OF DORSEY & WHITNEY LLP, COUNSEL FOR

THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida.

(2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

(3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(4) The Debt Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. Such Debt Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

(5) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and the Indenture has been duly qualified under the 1939 Act.

(6) The Indenture and the Debt Securities being sold pursuant to the Underwriting Agreement conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(7) The information in the Disclosure Package and the Prospectus under the captions “Description of Debt Securities” and “Description of Notes” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws, legal proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

D-1-1

(8) The statements in the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as such statements constitute matters of law, summaries of legal matters or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

(9) The execution, delivery and performance of the Underwriting Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described under the caption “Use Of Proceeds”) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company is a party or by which it may be bound, or to which any of the assets, properties or operations of the Company is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations.

(10) To the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(11) To the best of such counsel’s knowledge, there are no statutes or regulations that are required to be described in the Disclosure Package and the Prospectus that are not described as required.

(12) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that became effective upon filing with the Commission under the Securities Act. Any required filing of any preliminary prospectus and the Prospectus pursuant to Rule 424(b) and any required filing of any Issuer Free Writing Prospectus pursuant to Rule 433 have been made in the manner and within the time period required by Rules 424(b) and 433, as applicable. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to the best of such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

D-1-2

(13) The Registration Statement, the Disclosure Package and the Prospectus, and each amendment or supplement to the Registration Statement, the Disclosure Package and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and each Form T-1, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act.

(14) The documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which such counsel expresses no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act.

(15) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the Indenture or in connection with the transactions contemplated by the Underwriting Agreement other than under the Securities Act and the 1939 Act, which have been obtained, or as may be required under state or foreign securities or blue sky laws.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus and any supplements or amendments thereto (other than as specified above), on the basis of the foregoing, nothing has come to their attention which would lead such counsel to believe that (i) either the Registration Statement or any amendments thereto, at each time the Registration Statement or such amendments became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the Form T-1 or the financial statements or schedules or other financial data included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

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In rendering such opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In rendering the opinion in the third sentence of paragraph 12, such counsel may rely solely upon a telephone conversation with a member of the staff of the Commission. Such opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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EXHIBIT D-2

FORM OF OPINION OF DOUGLAS E. WENTZ, SENIOR ASSOCIATE GENERAL

COUNSEL FOR THE COMPANY, TO BE DELIVERED PURSUANT TO SECTION 5(b)

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Florida.

(2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

(3) The Material Subsidiaries have the corporate power and authority, or in the case of Darden SW LLC, the limited liability company power and authority, to own, lease and operate their properties and to conduct their business as described in the Disclosure Package and the Prospectus.

(4) The information in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings or legal conclusions, has been reviewed by us and is correct in all material respects.

(5) The execution, delivery and performance of the Underwriting Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Registration Statement, the Disclosure Package and the Prospectus and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Debt Securities and the use of the proceeds from the sale of the Debt Securities as described under the caption “Use Of Proceeds”) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Material Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Material Subsidiaries are a party or by which any of them may be bound, or to which any of the assets, properties or operations of the Material Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by laws or, in the case of Darden SW LLC, the articles of organization or operating agreement, of any Material Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Material Subsidiaries or any of their assets, properties or operations.

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(6) There is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Material Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Material Subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the Indenture or the performance by the Company of its obligations thereunder.

(7) To the best of such counsel’s knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(8) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Disclosure Package and the Prospectus that are not described as required.

In rendering such opinions, counsel may rely as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company and public officials. Such opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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ANNEX I

Schedule of Material Subsidiaries

1.	GMRI, Inc.
2.	GMR Restaurants of Pennsylvania, Inc.
3.	Darden SW LLC
4.	RARE Hospitality International, Inc.

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